EXHIBIT 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders of
Human Genome Sciences, Inc.
Rockville, Maryland
     We have audited the accompanying consolidated balance sheets of Human Genome Sciences, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Human Genome Sciences, Inc. at December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.
     As discussed in Note T to the consolidated financial statements, the consolidated financial statements have been adjusted for the retrospective application of Financial Accounting Standards Board Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), which became effective January 1, 2009.
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Human Genome Sciences, Inc.’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 26, 2009 expressed an unqualified opinion thereon.
/s/ Ernst & Young LLP
Baltimore, Maryland
February 26, 2009 except for changes as described in Note T, as to which the date is July 22, 2009

HUMAN GENOME SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
(As adjusted – See Note T)

	December 31,
	2008	2007
	(dollars in thousands, except
	share and per share amounts)
Assets
Current assets:
Cash and cash equivalents	$15,248	$34,815
Short-term investments	22,691	93,952
Collaboration receivables	24,880	38,672
Prepaid expenses and other current assets	5,347	5,687

Total current assets	68,166	173,126

Marketable securities	265,640	404,142
Long-term equity investments	2,606	18,245
Property, plant and equipment (net of accumulated depreciation and amortization)	274,315	284,397
Restricted investments	69,360	70,931
Other assets	6,745	10,725

TOTAL ASSETS	$686,832	$961,566

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$55,434	$62,876
Accrued payroll and related taxes	18,574	14,448
Accrued exit expenses	2,952	3,627
Deferred revenues	43,746	45,219

Total current liabilities	120,706	126,170

Convertible subordinated debt	417,597	393,414
Lease financing	246,477	244,099
Deferred revenues, net of current portion	29,563	73,049
Accrued exit expenses, net of current portion	2,075	3,017
Other liabilities	6,718	4,672

Total liabilities	823,136	844,421

Stockholders’ equity (deficit):
Preferred stock — $0.01 par value; shares authorized — 20,000,000; no shares issued or outstanding	—	—
Common stock — $0.01 par value; shares authorized — 400,000,000; shares issued and outstanding of 135,739,978 and 134,936,512 at December 31, 2008 and 2007, respectively	1,357	1,349

Additional paid-in capital	2,059,154	2,036,078

Accumulated other comprehensive income (loss)	(4,490)	3,152

Accumulated deficit	(2,192,325)	(1,923,434)

Total stockholders’ equity (deficit)	(136,304)	117,145

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$686,832	$961,566

The accompanying Notes to Consolidated Financial Statements are an integral part hereof.

HUMAN GENOME SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(As adjusted – See Note T)

	Year Ended December 31,
	2008	2007	2006
	(dollars in thousands, except share and per share amounts)
Revenue — research and development contracts	$48,422	$41,851	$25,755

Costs and expenses:
Research and development	243,257	246,293	209,515
General and administrative	60,865	55,874	53,101
Lease termination and restructuring charges (credits)	—	(3,673)	29,510

Total costs and expenses	304,122	298,494	292,126

Income (loss) from operations	(255,700)	(256,643)	(266,371)

Investment income	23,487	32,988	27,131
Interest expense	(62,912)	(60,716)	(39,606)
Charge for impaired investments	(6,284)	—	—
Gain on sale of long-term equity investment	32,518	—	14,759

Income (loss) before taxes	(268,891)	(284,371)	(264,087)

Provision for income taxes	—	—	—

Net income (loss)	$(268,891)	$(284,371)	$(264,087)

Basic and diluted net income (loss) per share	$(1.99)	$(2.12)	$(2.00)

Weighted average shares of common stock outstanding, basic and diluted	135,406,642	134,333,418	131,815,414

The accompanying Notes to Consolidated Financial Statements are an integral part hereof.

HUMAN GENOME SCIENCES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(As adjusted – See Note T)

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated
	Shares	Amount	Capital	Income (Loss)	Deficit	Total
		(dollars in thousands, except share amounts)
Balance — December 31, 2005	131,049,798	$1,310	$1,786,549	$(1,685)	$(1,369,208)	$416,966
Impact of adoption of FSP APB 14-1			169,652		(5,768)	163,884
Comprehensive income (loss):
Net loss	—	—	—	—	(264,087)	(264,087)
Unrealized loss on investments	—	—	—	(1,927)	—	(1,927)
Cumulative translation adjustment	—	—	—	18	—	18

Comprehensive loss						(265,996)
Shares of common stock issued pursuant to stock-based compensation plans	2,770,255	28	23,405	—	—	23,433
Stock-based compensation expense	—	—	26,606	—	—	26,606

Balance — December 31, 2006	133,820,053	1,338	2,006,212	(3,594)	(1,639,063)	364,893

Comprehensive income (loss):
Net loss	—	—	—	—	(284,371)	(284,371)
Unrealized gain on investments	—	—	—	6,724	—	6,724
Cumulative translation adjustment	—	—	—	22	—	22

Comprehensive loss						(277,625)
Shares of common stock issued pursuant to stock-based compensation plans	1,116,459	11	8,175	—	—	8,186
Stock-based compensation expense	—	—	21,691	—	—	21,691

Balance — December 31, 2007	134,936,512	1,349	2,036,078	3,152	(1,923,434)	117,145

Comprehensive income (loss):
Net loss	—	—	—	—	(268,891)	(268,891)
Unrealized loss on investments	—	—	—	(7,052)	—	(7,052)
Cumulative translation adjustment	—	—	—	(590)	—	(590)

Comprehensive loss						(276,533)
Shares of common stock issued pursuant to stock-based compensation plans	803,466	8	4,589	—	—	4,597
Stock-based compensation expense	—	—	18,487	—	—	18,487

Balance — December 31, 2008	135,739,978	$1,357	$2,059,154	$(4,490)	$(2,192,325)	$(136,304)

The accompanying Notes to Consolidated Financial Statements are an integral part hereof.

HUMAN GENOME SCIENCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(As adjusted – See Note T)

	Year Ended December 31,
	2008	2007	2006
	(dollars in thousands)
Cash flows from operating activities:
Net income (loss)	$(268,891)	$(284,371)	$(264,087)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation	18,593	21,691	26,606
Depreciation and amortization	21,143	21,907	19,625
Amortization of debt discount	24,183	22,130	20,251
Non-cash capitalized interest	—	—	(6,857)
Gain on sale of long-term equity investment	(32,518)	—	(14,759)
Charge for impaired investments	6,284	—	—
Charge (credit) for lease termination and restructuring	—	(1,969)	28,953
Gain on sale of building	—	(1,704)	—
Accrued interest on short-term investments, marketable securities and restricted investments	581	(4,631)	(5,607)
Non-cash expense and other	1,981	2,995	5,307
Non-cash reimbursement of CoGenesys expenses	—	—	(4,818)
Changes in operating assets and liabilities:
Collaboration receivables	13,792	25,807	(16,279)
Prepaid expenses and other assets	2,760	(366)	5,292
Accounts payable and accrued expenses	(7,247)	25,770	9,281
Accrued payroll and related taxes	4,126	(930)	1,539
Accrued exit expenses	(2,083)	(2,376)	(5,006)
Deferred revenues	(44,959)	(633)	54,591
Other liabilities	1,992	2,021	(1,162)

Net cash used in operating activities	(260,263)	(174,659)	(147,130)

Cash flows from investing activities:
Purchase of short-term investments and marketable securities	(15,065)	(160,379)	(538,314)
Proceeds from sale and maturities of short-term investments and marketable securities	211,722	278,031	504,970
Proceeds from sale of long-term equity investments	47,336	—	24,127
Capital expenditures — property, plant and equipment	(9,724)	(3,042)	(9,719)
Release of restricted investments	4,877	—	—
Proceeds from sale of building, net of transaction costs	—	14,824	—
Purchase of building, net of transaction costs	—	(13,120)	—
Purchase of long-term equity investment	—	(3,148)	—
Capitalized interest	—	—	(2,527)

Net cash provided by (used in) investing activities	239,146	113,166	(21,463)

Cash flows from financing activities:
Payments on long-term debt	—	—	(3,120)
Proceeds from sale and maturities of restricted investments	26,120	17,857	57,670
Purchase of restricted investments	(28,897)	(26,642)	(44,968)
Proceeds from issuance of common stock	4,432	8,151	23,433
Treasury stock (net of expense)	(105)	—	—
Proceeds from sale-leaseback of property, plant and equipment	—	—	220,252

Net cash provided by (used in) financing activities	1,550	(634)	253,267

Net increase (decrease) in cash and cash equivalents	(19,567)	(62,127)	84,674
Cash and cash equivalents — beginning of year	34,815	96,942	12,268

Cash and cash equivalents — end of year	$15,248	$34,815	$96,942

HUMAN GENOME SCIENCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(As adjusted – See Note T)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION, NON-CASH OPERATING, INVESTING AND FINANCING ACTIVITIES

	Year Ended December 31,
	2008	2007	2006
	(dollars in thousands)
Cash paid during the year for:
Interest	$34,729	$34,319	$25,540
Income taxes	$—	$—	$—
During the years ended December 31, 2008 and 2007, the Company recorded non-cash accretion of $466 and $653, respectively, related to its exit accrual for certain exited space.
During the years ended December 31, 2008, 2007 and 2006, lease financing increased as a result of non-cash accretion with respect to the Company’s leases with BioMed Realty Trust, Inc. (“BioMed”) by $2,378, $2,573 and $1,526 respectively. Because the lease payments are less than the amount of calculated interest expense for the first nine years of the leases, the lease balance will increase during this period.
During the year ended December 31, 2007, the Company completed a purchase and sale of a laboratory building and has no further obligations with respect to this space. Accordingly, the Company recorded a non-cash reversal of the lease termination liability for this building of $1,969. See Note N, Facility-Related Exit Costs for additional discussion.
During the year ended December 31, 2006, the Company transferred securities with maturities of less than one year from its Restricted investments to Short-term investments with an aggregate market value of approximately $65,115 in exchange for securities from its Marketable securities portfolio having an aggregate market value of approximately $60,857.
During the year ended December 31, 2006, the Company released restricted investments with a cost of $162,121 in connection with reduced collateral requirements arising from the termination of the lease and the execution of a new lease for its headquarters facility.
During the year ended December 31, 2006, the Company obtained equity in CoGenesys, Inc. (“CoGenesys”) with a value of $10,000 in exchange for an intellectual property license, equipment, and assumed liabilities. The Company obtained additional equity in CoGenesys with a value of $4,818 as reimbursement of research and development expenses incurred during 2006.
During the year ended December 31, 2006, the Company recorded a receivable and deferred revenue of $47,500 related to achievement of a milestone. The Company received payment of this receivable during January 2007.
The accompanying Notes to Consolidated Financial Statements are an integral part hereof.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE A) — The Company
Human Genome Sciences, Inc. (the “Company”) was incorporated and commenced operations on June 26, 1992. The Company is a commercially focused biopharmaceutical company advancing toward the market with three products in late-stage clinical development. The Company also has a pipeline of novel compounds in earlier stages of clinical development in oncology, immunology and infectious disease. Additional products are in clinical development by companies with which the Company is collaborating.
The Company has developed and continues to enhance the resources necessary to achieve its goal of becoming a fully integrated global biopharmaceutical company. The Company has expanded its manufacturing facilities to allow it to produce larger quantities of therapeutic protein and antibody drugs for clinical development and for initial commercial activity. The Company completed construction and validation of a large-scale manufacturing facility and placed the facility into operational service in 2006. The Company is strengthening its commercial operations staff, and its intent is to add marketing and sales staff as needed as the Company’s products approach commercialization.
The Company has entered into relationships with a number of leading pharmaceutical and biotechnology companies to leverage its strengths and to gain access to complementary technologies and sales and marketing infrastructure. Some of these partnerships provide the Company, and have provided the Company, with research funding, licensing fees, milestone payments and royalty payments as products are developed and commercialized. In some cases, the Company also is entitled to certain commercialization, co-development, revenue sharing and other product rights. The Company’s revenues were derived from license fees and milestone payments under collaboration agreements through 2008. The Company generated its first product sales in January 2009 when it began delivery of ABthrax to the U.S. Strategic National Stockpile. The Company, which operates primarily in the United States, operates in a single business segment.
As further discussed in Note B, Summary of Significant Accounting Policies, and Note T, Adoption of FSP APB 14-1, the Company’s consolidated financial statements for 2008, 2007 and 2006, as well as the financial information in the following footnotes, have been adjusted for the retrospective application of Financial Accounting Standards Board Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”). The information contained in these footnotes reflects only the adjustments described in Note T and does not reflect events occurring after February 26, 2009, the date of the filing of the Company’s 2008 Annual Report on Form 10-K, or modify or update those disclosures that may have been affected by subsequent events.
(NOTE B) — Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates are based on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.
Principles of Consolidation
The consolidated financial statements include the accounts of Human Genome Sciences, Inc. and its subsidiaries, all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE B) — Summary of Significant Accounting Policies (continued)
Cash Equivalents, Short-term Investments, Marketable Securities, Long-term Equity Investments and Restricted Investments
The Company considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents.
The Company classifies its short-term investments, marketable securities and long-term equity investments with readily determinable fair values as “available-for-sale.” Investments in securities that are classified as available-for-sale are measured at fair market value in the balance sheets, and unrealized holding gains and losses on investments that the Company has the ability and intent to hold until the market values recover are reported as a separate component of stockholders’ equity until realized. Investments for which the Company is unable to obtain readily available fair value information are carried at cost. The Company reviews the carrying value of such investments on a periodic basis for indicators of impairment. Additionally, certain of the Company’s investments are held as restricted investments. Restricted investments with maturities less than three months are not classified as cash in the Company’s consolidated balance sheets. See Note C, Investments, for additional information.
Investment Risk
The Company has invested its cash in obligations of the U.S. Government, government agencies and in high-grade debt securities and various money market instruments. The Company’s investment policy limits investments to certain types of instruments issued by institutions with credit ratings of “A-” or better, and places restrictions on maturities and concentrations in certain industries and by issuer. The Company does not hold auction rate securities, loans held for sale or mortgage-backed securities backed by sub-prime or Alt-A collateral.
Other-Than-Temporary Impairment of Investments
Periodically, the Company evaluates whether any investments have incurred an other-than-temporary impairment, based on the criteria established in Financial Accounting Standards Board (“FASB”) Staff Position No. 115-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. This evaluation consists of a review of several factors, including but not limited to the length of time and extent that a security has been in an unrealized loss position, the existence of an event that would impair the issuer’s future repayment potential, the near term prospects for recovery of the market value of a security and the intent and ability of the Company to hold the security until the market value recovers. If the Company determines that such impairment exists, the Company will recognize a charge in the consolidated statement of operations equal to the amount of such impairment. In 2008, the Company recorded an impairment charge relating to certain of its investments. See Note C, Investments, for additional discussion.
Depreciation and Amortization
Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows:

Buildings	30 years
Land improvements	lesser of the lease term or the useful life
Production equipment	5 – 10 years
Laboratory equipment	3 – 10 years
Computer equipment and software	3 – 5 years
Furniture and office equipment	3 – 5 years
Leasehold improvements	lesser of the lease term or the useful life

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE B) — Summary of Significant Accounting Policies (continued)
Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on the criteria established in Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In 2006 the Company recorded an impairment charge relating to certain equipment and leasehold improvements. See Note N, Facility-Related Exit Costs, for additional discussion.
Fair Value of Financial Instruments
The fair value of the Company’s collaboration receivables, other assets, accounts payable and accrued expenses approximate their carrying amount due to the relatively short maturity of these items.
The carrying amounts of the Company’s investments in the consolidated balance sheets at December 31, 2008 and 2007 approximate their respective fair values. The fair value of the Company’s investments is based on quoted market prices, except for privately-held equity investments for which fair value information is not readily available. See Note O, Fair Value Measurements, for additional discussion.
The fair value of the Company’s convertible debt is based on quoted market prices. The fair value of the Company’s lease financing is determined using a discounted cash flow analysis and current rates for corporate debt having similar characteristics and companies with similar credit worthiness. See Note I, Long-Term Debt, for additional discussion.
Leases
The Company accounts for its leases under SFAS No. 13, Accounting for Leases, and other related guidance. The Company has a number of operating leases and has entered into sale-leaseback transactions for equipment, land and facilities. See Note J, Commitments and Other Matters, for additional discussion.
Stock-Based Compensation
The Company has a stock incentive plan (the “Incentive Plan”) under which options to purchase shares of the Company’s common stock may be granted to employees, consultants and directors with an exercise price no less than the quoted market value on the date of grant. The Incentive Plan also provides for the issuance of non-vested common stock (restricted stock) and other share-based compensation. The Company recognizes stock-based compensation expense in accordance with SFAS No. 123(R), Share-Based Payment (“SFAS No. 123(R)”). See Note K, Stockholders’ Equity, for additional discussion.
Revenue Recognition
Collaborative research and development agreements can provide for one or more of up-front license fees, research payments and milestone payments. Agreements with multiple components (“deliverables” or “items”) are evaluated to determine if the deliverables can be divided into more than one unit of accounting. An item can generally be considered a separate unit of accounting if all of the following criteria are met: (1) the delivered item(s) has value to the customer on a stand-alone basis; (2) there is objective and reliable evidence of the fair value of the undelivered item(s); and (3) if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in control of the Company. Items that cannot be divided into separate units are combined with other units of accounting, as appropriate. Consideration received is allocated among the separate units based on their respective fair values or based on the residual value method and is recognized in full when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the sales price is fixed or determinable; and (4)

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE B) — Summary of Significant Accounting Policies (continued)
Revenue Recognition (continued)
collectibility is probable. The Company deems service to have been rendered if no continuing obligation exists on the part of the Company.
Revenue associated with non-refundable up-front license fees under arrangements where the license fees and research and development activities cannot be accounted for as separate units of accounting are deferred and recognized as revenue on a straight-line basis over the expected term of the Company’s continued involvement in the research and development process. Revenues from the achievement of research and development milestones, if deemed substantive, are recognized as revenue when the milestones are achieved, and the milestone payments are due and collectible. If not deemed substantive, the Company would recognize such milestone as revenue on a straight-line basis over the remaining expected term of continued involvement in the research and development process. Milestones are considered substantive if all of the following conditions are met: (1) the milestone is non-refundable; (2) achievement of the milestone was not reasonably assured at the inception of the arrangement; (3) substantive effort is involved to achieve the milestone; and, (4) the amount of the milestone appears reasonable in relation to the effort expended, the other milestones in the arrangement and the related risk associated with the achievement of the milestone and any ongoing research and development or other services are priced at fair value. Payments received in advance of work performed are recorded as deferred revenue.
During 2008, the Company entered into an agreement whereby it began providing contract manufacturing services. Revenue in 2008, which was not significant, was recorded as milestones were met.
Research and Development
Research and development costs are charged to expense as incurred, unless otherwise capitalized pursuant to Emerging Issues Task Force (“EITF”) No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities. Research and development costs include salaries and related benefits, outside services, licensing fees or milestones, materials and supplies, building costs and allocations of certain support costs. Research and development direct expenditures were $243,257, $246,293 and $209,515 for 2008, 2007 and 2006, respectively. Reimbursement of research and development expenses received in connection with collaborative cost-sharing agreements is recorded as a reduction of such expenses.
Financing Costs Related to Long-term Debt
The portion of those costs associated with obtaining long-term debt that are allocated to debt are deferred and amortized over the term of the related debt on a straight-line basis which approximates the effective interest method. The portion of those costs associated with obtaining long-term debt that are allocated to equity are recorded as a reduction of additional paid-in capital.
Patent Application Costs
Patent application costs are charged to expense as incurred.
Capitalization of Interest
Interest costs associated with the construction of significant facilities are capitalized as part of the cost of the facilities using the Company’s weighted-average borrowing rate. No interest was capitalized in 2008 or 2007. Capitalized interest costs were $9,384 for 2006.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE B) — Summary of Significant Accounting Policies (continued)
Net Income (Loss) Per Share
The Company follows the provisions of SFAS No. 128, Earnings Per Share, which requires the Company to present basic and diluted earnings per share. The Company’s basic and diluted income (loss) per share is calculated by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during all periods presented. Options or other awards to acquire stock and shares issuable upon the conversion of the Company’s convertible subordinated debt are excluded from diluted earnings per share calculations for the years ended December 31, 2008, 2007 and 2006 because the effects are anti-dilutive.
Foreign Currency
Assets and liabilities of the Company’s international operations are translated into U.S. dollars at exchange rates that are in effect as of the balance sheet date, and equity accounts are translated at historical rates. Revenue and expenses are translated at average exchange rates that are in effect during the year. Translation adjustments are accumulated in other comprehensive income (loss) as a separate component of stockholders’ equity in the consolidated balance sheet. Transaction gains and losses are included in investment income in the consolidated statement of operations.
Comprehensive Income (Loss)
SFAS No. 130, Reporting Comprehensive Income, requires unrealized gains and losses on the Company’s available-for-sale short-term investments, marketable securities and long-term equity investments and the activity for the cumulative translation adjustment to be included in other comprehensive income.
The components of accumulated other comprehensive income (loss) are as follows:

	December 31,
	2008	2007	2006
Net unrealized gains (losses) on:
Short-term investments and marketable securities	$(4,077)	$2,882	$(3,036)
Long-term equity investment in VIA Pharmaceuticals	38	279	619
Restricted investments	108	(39)	(1,185)
Foreign currency translation	(559)	30	8

Accumulated other comprehensive income (loss)	$(4,490)	$3,152	$(3,594)

Accumulated other comprehensive income (loss) excludes net realized gains included in net loss of $33,619, $55 and $14,121 for the years ended December 31, 2008, 2007 and 2006, respectively. The effect of income taxes on items in other comprehensive income is $0 for all periods presented.
During 2008, the Company recorded an impairment charge relating to its investment in debt securities issued by Lehman Brothers Holdings, Inc. (“LBHI”) of $6,284 due to the significant reduction in the market value of LBHI’s debt securities that the Company believes may not be temporary as a result of LBHI’s bankruptcy. This impairment charge is included in the net loss of $268,891 for the year ended December 31, 2008. See Note C, Investments, for additional discussion.
During 2006, the Company sold its remaining 988,387 shares of Cambridge Antibody Technology (“CAT”), a long-term equity investment, for net proceeds of $24,127, and realized a gain of $14,759.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE B) — Summary of Significant Accounting Policies (continued)
Recent Accounting Pronouncements
In December 2007, the FASB ratified EITF No. 07-1, Accounting for Collaborative Agreements (“EITF No. 07-1”). EITF No. 07-1 provides guidance regarding financial statement presentation and disclosure of collaborative arrangements, as defined, which includes arrangements the Company has entered into regarding development and commercialization of products. EITF No. 07-1 is effective for the Company as of January 1, 2009. The Company does not believe the adoption of this statement will have a material effect on its consolidated results of operations, financial position or liquidity.
In February 2008, the FASB issued a one-year deferral for non-financial assets and liabilities to comply with SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). The Company adopted SFAS No. 157 for financial assets and liabilities effective January 1, 2008 (see Note O, Fair Value Measurements, for further details). There was no material effect upon adoption of this accounting pronouncement on the Company’s consolidated results of operations, financial position or liquidity. The Company does not expect the adoption of SFAS No. 157 as it pertains to non-financial assets and liabilities to have a material impact on its consolidated results of operations, financial position or liquidity.
In May 2008, the FASB issued FSP APB 14-1. FSP APB 14-1 requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer’s non-convertible debt borrowing rate. The resulting debt discount is amortized over the period the convertible debt is expected to be outstanding as additional non-cash interest expense. The Company adopted FSP APB 14-1 effective January 1, 2009 and retrospectively applied it to all periods presented, as required. See Note T, Adoption of FSP APB 14-1, for more discussion and the impact on the consolidated financial statements.
In June 2008, the FASB ratified EITF Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF No. 07-5”). EITF No. 07-5 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity’s own stock. It is effective for the Company as of January 1, 2009. The Company is currently evaluating the impact of EITF No. 07-5, and has not yet determined whether the adoption of EITF No. 07-5 will have a material effect on its consolidated results of operations, financial position or liquidity.
Sources of Supply
The Company is currently able to obtain most of its raw materials, supplies and equipment from various sources, and therefore, has no dependence upon a single supplier. Certain raw materials required for manufacturing are currently available only from single sources. As the Company prepares for commercialization of its products, it intends to identify alternative sources of supply.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE C) — Investments
Available for sale investments, including accrued interest, at December 31, 2008 and 2007 were as follows:

	December 31, 2008
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. Treasury and agencies	$755	$27	$—	$782
Government-sponsored enterprise securities	10,507	271	(22)	10,756
Corporate debt securities	11,421	29	(297)	11,153

Subtotal — Short-term investments	22,683	327	(319)	22,691

U.S. Treasury and agencies	16,150	368	(455)	16,063
Government-sponsored enterprise securities	108,877	3,229	(262)	111,844
Corporate debt securities	145,621	263	(8,151)	137,733

Subtotal — Marketable securities	270,648	3,860	(8,868)	265,640

Investment in VIA Pharmaceuticals	—	19	—	19

Cash and cash equivalents	5,773	—	—	5,773
U.S. Treasury and agencies	6,044	95	—	6,139
Government-sponsored enterprise securities	18,145	403	(11)	18,537
Corporate debt securities	39,289	299	(677)	38,911

Subtotal — Restricted investments	69,251	797	(688)	69,360

Total	$362,582	$5,003	$(9,875)	$357,710

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE C) — Investments (continued)

	December 31, 2007
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. Treasury and agencies	$2,028	$12	$—	$2,040
Government-sponsored enterprise securities	27,554	1,065	(127)	28,492
Corporate debt securities	64,072	12	(664)	63,420

Subtotal — Short-term investments	93,654	1,089	(791)	93,952

U.S. Treasury and agencies	29,417	689	—	30,106
Government-sponsored enterprise securities	174,937	2,766	(608)	177,095
Corporate debt securities	197,205	1,381	(1,645)	196,941

Subtotal — Marketable securities	401,559	4,836	(2,253)	404,142

Investment in VIA Pharmaceuticals	—	259	—	259

Cash and cash equivalents	10,158	—	—	10,158
U.S. Treasury and agencies	7,049	38	—	7,087
Government-sponsored enterprise securities	19,030	51	(51)	19,030
Corporate debt securities	34,732	101	(177)	34,656

Subtotal — Restricted investments	70,969	190	(228)	70,931

Total	$566,182	$6,374	$(3,272)	$569,284

The Company’s restricted investments with respect to its headquarters (“Traville”) and large-scale manufacturing (“LSM”) leases and for the small-scale manufacturing facility leases will serve as collateral for a security deposit for the duration of the leases, although the Company has the ability to reduce the restricted investments that are in the form of securities for the Traville and LSM facility leases by substituting cash security deposits.
For the Traville and LSM leases, the Company is required to maintain restricted investments of at least $46,000, or $39,500 if in the form of cash, in order to satisfy the security deposit requirements of these leases. In addition, the Company is also required to maintain $15,000 in restricted investments with respect to leases for its small-scale manufacturing facility. During 2007 the Company pledged collateral of $7,585 to another lessor related to equipment leases. During 2008, approximately $4,877 of this collateral was released, as the lease terms of the related leases expired and the Company exercised its purchase option. The Company’s restricted investments were $69,360 and $70,931 as of December 31, 2008 and December 31, 2007, respectively.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE C) — Investments (continued)
Short-term investments, Marketable securities and Restricted investments — unrealized losses
The Company’s gross unrealized losses and fair value of investments with unrealized losses were as follows:

	December 31, 2008
	Loss Position		Loss Position
	for Less Than		for Greater Than
	Twelve Months		Twelve Months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Government-sponsored enterprise securities	$—	$—	$962	$22	$962	$22
Corporate debt securities	6,543	284	145	13	6,688	297

Subtotal — Short-term investments	6,543	284	1,107	35	7,650	319

U.S. Treasury and agencies	7,540	455	—	—	7,540	455
Government-sponsored enterprise securities	1,714	4	11,259	258	12,973	262
Corporate debt securities	77,637	4,597	39,334	3,554	116,971	8,151

Subtotal — Marketable securities	86,891	5,056	50,593	3,812	137,484	8,868

Government-sponsored enterprise securities	2,975	5	337	6	3,312	11
Corporate debt securities	19,002	637	4,016	40	23,018	677

Subtotal — Restricted investments	21,977	642	4,353	46	26,330	688

Total	$115,411	$5,982	$56,053	$3,893	$171,464	$9,875

	December 31, 2007
	Loss Position		Loss Position
	for Less Than		for Greater Than
	Twelve Months		Twelve Months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Government-sponsored enterprise securities	$—	$—	$4,211	$127	$4,211	$127
Corporate debt securities	—	—	57,293	664	57,293	664

Subtotal — Short-term investments	—	—	61,504	791	61,504	791

Government-sponsored enterprise securities	—	—	24,366	608	24,366	608
Corporate debt securities	53,674	1,523	12,498	122	66,172	1,645

Subtotal — Marketable securities	53,674	1,523	36,864	730	90,538	2,253

Government-sponsored enterprise securities	—	—	11,685	51	11,685	51
Corporate debt securities	1,951	29	15,583	148	17,534	177

Subtotal — Restricted investments	1,951	29	27,268	199	29,219	228

Total	$55,625	$1,552	$125,636	$1,720	$181,261	$3,272

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE C) — Investments (continued)
The deterioration of the credit markets during 2008 had a detrimental effect on the Company’s investment portfolio. During 2008, LBHI experienced a significant deterioration in its credit worthiness and filed a petition under Chapter 11 of the U.S. Bankruptcy Code. As a result, the Company determined that its investment in LBHI debt securities had incurred an other-than-temporary impairment, and accordingly, recorded an impairment charge of $6,284 which is reflected on the consolidated statements of operations. Further deterioration in the credit markets may have an additional adverse effect on the fair value of the Company’s investment portfolio. The Company has the ability and intent to hold these investments until a recovery of the unrealized losses.
The Company owned 152 available-for-sale U.S Treasury obligations, government-sponsored enterprise securities and corporate debt securities at December 31, 2008. Of these 152 securities, 79 had unrealized losses at December 31, 2008.
The Company’s equity investments in privately-held companies for which no readily available fair value information is available are carried at cost. Long-term equity investments of publicly-traded companies are carried at market value based on quoted market prices and unrealized gains and losses for these investments are reported as a separate component of stockholders’ equity until realized.
Other Information
The following table summarizes maturities of the Company’s short-term investments, marketable securities and restricted investment securities at December 31, 2008:

	Short-term		Marketable		Restricted
	Investments		Securities		Investments
	Amortized	Fair	Amortized	Fair	Amortized	Fair
Maturities	Cost	Value	Cost	Value	Cost	Value
Less than one year	$22,683	$22,691	$—	$—	$23,580	$23,666
Due in year two through year three	—	—	258,119	253,103	38,150	38,058
Due in year four through year five	—	—	7,697	7,671	6,425	6,451
Due after five years	—	—	4,832	4,866	1,096	1,185

Total	$22,683	$22,691	$270,648	$265,640	$69,251	$69,360

The Company’s short-term investments include mortgage-backed securities with an aggregate cost of $6,434 and an aggregate fair value of $6,576 at December 31, 2008. The Company’s marketable securities include mortgage-backed securities with an aggregate cost of $75,321 and an aggregate fair value of $76,983 at December 31, 2008. The Company’s restricted investments include mortgage-backed securities with an aggregate cost of $4,953 and an aggregate fair value of $5,043 at December 31, 2008. These securities have no single maturity date and, accordingly, have been allocated on a pro rata basis to each maturity range based on each maturity range’s percentage of the total value.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE C) — Investments (continued)
The Company’s net proceeds, realized gains and realized losses from its investments are as follows:

	Year Ended December 31,
	2008	2007	2006
Net proceeds on sale of investments prior to maturity	$237,861	$123,522	$334,250
Realized gains	34,113	494	14,888
Realized losses	(494)	(439)	(767)
Realized gains and losses related to the Company’s short-term investments, marketable securities and restricted investments are included in investment income in the consolidated statement of operations. The cost of the securities sold is based on the specific identification method. Realized gains shown above also include gains related to the sale of long-term equity investments, which are shown separately on the consolidated statement of operations.
During 2008, 2007 and 2006, the Company recognized interest income of $22,406, $32,983 and $27,316 respectively, in investment income.
(NOTE D) — Collaborations and U.S. Government Agreement
Principal Agreements
Agreement with Novartis
During 2006, the Company entered into an agreement with Novartis International Pharmaceutical Ltd. (“Novartis”) for the co-development and commercialization of Albuferon®. Under the agreement, the Company and Novartis will co-commercialize Albuferon in the United States, and will share U.S. commercialization costs and U.S. profits equally. Novartis will be responsible for commercialization outside the U.S. and will pay the Company a royalty on those sales. The Company will have primary responsibility for the bulk manufacture of Albuferon, and Novartis will have primary responsibility for commercial manufacturing of the finished drug product. The Company is entitled to payments aggregating approximately $507,500, including a non-refundable up-front license fee, upon the successful attainment of certain milestones. The Company and Novartis will share clinical development costs. The Company is recognizing a 2006 up-front license fee of $45,000 as revenue over the clinical development period, estimated to end in 2010. Including the up-front fee, as of December 31, 2008, the Company has contractually earned and received payments aggregating $132,500. The Company is recognizing these payments as revenue ratably over the estimated remaining development period. The Company recognized revenue of $35,408, $28,039 and $7,090 in 2008, 2007 and 2006, respectively, under this agreement.
Agreements with GlaxoSmithKline (formerly SmithKline Beecham Corporation)
During 2006, the Company entered into a license agreement with GlaxoSmithKline (“GSK”) for the co-development and commercialization of LymphoStat-B arising from an option GSK exercised in 2005, relating to an earlier collaboration agreement, described more fully below. The agreement grants GSK a co-development and co-commercialization license, under which both companies will jointly conduct activities related to the development and sale of products in the United States and abroad. The Company and GSK will share Phase 3 and 4 development costs, sales and marketing expenses and profits of any product commercialized under the agreement. The Company is conducting Phase 3 clinical trials with assistance from GSK, and will have primary responsibility for bulk manufacturing. In partial consideration of the rights granted to GSK in this agreement, the Company received a non-refundable payment of $24,000 during 2006 and is recognizing this payment as revenue over the remaining clinical development period, estimated to end in 2010. The Company recognized revenue of $6,545, $6,545 and $2,727 in 2008, 2007 and 2006, respectively, relating to this payment.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE D) — Collaborations and U.S. Government Agreement (continued)
The LymphoStat-B agreement arises from a 1993 agreement, as amended, in which the Company entered into a collaboration agreement providing GSK a first right to develop and market products in human and animal health care (“GSK Products”), based upon human genes identified by the Company. In June 1996, this agreement was substantially amended (the “1996 GSK Agreement”).
With respect to the Company’s rights under the 1996 GSK Agreement, the Company is entitled to (1) royalties on the net sales of certain GSK Products developed pursuant to the agreement, (2) product development milestones and (3) the option to co-promote up to 20% of any product developed by GSK under the collaboration agreement. If the Company were to exercise its option to co-promote any GSK Products, it would be entitled to receive additional amounts from GSK in proportion to its level of co-promotion. The Company has been informed that GSK is pursuing research programs involving specific genes for the creation of small molecule, protein and antibody drugs. The Company cannot provide any assurance that any of these programs will be continued or result in any approved drugs.
During 2005, GSK exercised its option under an earlier collaboration agreement to develop and commercialize HGS-ETR1 jointly with the Company. During 2008, the Company reacquired GSK’s rights to TRAIL Receptor antibodies (including rights to HGS-ETR1 and HGS-ETR2) from GSK, in exchange for a reduction in potential future royalties due to the Company for a product currently being developed by GSK. The Company determined the fair value of the rights reacquired by estimating a probability-weighted net present value of the future cash stream of such rights. The transaction was accounted for in accordance with Accounting Principles Board Opinion No. 29, Accounting for Nonmonetary Transactions, as amended by SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment to APB Opinion No. 29. Both the rights reacquired and the royalty concessions related to in-process research and development projects. Therefore, no assets or liabilities were recorded as part of this transaction and no gain or loss was recorded.
In 2004, the Company entered into an agreement with GSK under which GSK acquired exclusive worldwide rights to develop and commercialize Syncria®, a drug that had been in late-stage preclinical development by the Company for potential use in the treatment of diabetes. In 2004, the Company received an up-front fee and is recognizing this revenue ratably over the clinical development period, which is estimated to be seven years. With respect to this fee, the Company recognized $741 as revenue each year in the three year period ended December 31, 2008. In 2006, the Company received and recognized as revenue $6,000 from GSK in connection with development milestones met by GSK during the year. The Company also received and recognized $1,000 as revenue in 2006 in connection with the sale of clinical material to GSK. Subsequent to December 31, 2008, GSK announced initiation of a Phase 3 trial of Syncria. The Company will receive a $9,000 milestone payment under this agreement related to this milestone.
License Agreement and Manufacturing Services Agreement with Teva Biopharmaceuticals USA, Inc. (formerly CoGenesys)
In 2008, Teva Pharmaceuticals Industries, Ltd. (“Teva”) acquired all of the outstanding stock of CoGenesys and CoGenesys became a wholly-owned subsidiary of Teva called Teva Biopharmaceuticals USA, Inc. (“Teva Bio”). The Company sold its CoGenesys division in 2006 and entered into a license agreement, as amended, that is now with Teva Bio. This agreement provides the Company with various milestone and royalty rights on certain products, the option to reestablish development rights to certain licensed products and the option to have Teva Bio conduct certain drug development activities on the Company’s behalf. Teva Bio can obtain additional product rights by extending the initial seven-year research term upon the payment of additional consideration. In addition, the Company entered into a three-year manufacturing services agreement, as amended, that is now with Teva Bio to provide certain services. The Company allocated, based on estimated fair values, $7,575 of its consideration received upon the initial sale of CoGenesys to the product license and manufacturing services agreement, which is being recognized ratably over the term of the manufacturing services agreement, as amended. The Company recognized license revenue of $2,525, $2,525 and $1,473 during the years ended December 31, 2008, 2007 and 2006, respectively, and manufacturing services revenue of $367, $278 and $437 during the years ended December 31, 2008, 2007 and 2006, respectively, relating to these agreements, which represents related party revenue in 2007 and 2006. See Note P, Teva Biopharmaceuticals USA, Inc. (formerly CoGenesys), for additional discussion.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE D) — Collaborations and U.S. Government Agreement (continued)
Collaboration reimbursements with respect to Novartis and GSK
The Company’s research and development expenses in 2008 of $242,710 are net of $36,104 and $51,783 of costs reimbursed by Novartis and GSK, respectively. Research and development expenses of $245,745 in 2007 were net of $46,508 and $39,301 of costs reimbursed by Novartis and GSK, respectively. Research and development expenses of $209,242 in 2006 were net of $22,926 and $10,199 reimbursed by Novartis and GSK, respectively. The Company shares certain research and development costs including personnel costs, outside services, manufacturing, and overhead with Novartis and GSK under cost sharing provisions in the collaboration agreements. See Note E, Collaboration Receivables, for additional discussion.
U.S. Government Agreement
During 2006, the United States Government (“USG”) exercised its option under the second phase of a 2005 contract to purchase 20,001 therapeutic courses of ABthrax for its Strategic National Stockpile. Under this two-phase contract, the Company will supply ABthrax, a human monoclonal antibody developed for use in the treatment of anthrax disease, to the USG. Under the first phase of the contract, the Company supplied ten grams of ABthrax to the U.S. Department of Health and Human Services (“HHS”) for comparative in vitro and in vivo testing. In 2006, the Company received and recognized $308 of revenue relating to the completion of testing of the evaluation material. Along with the cost to manufacture the 20,001 therapeutic courses, the Company has incurred the cost to conduct several animal and human studies as part of this contract. The USG is only required to pay the Company for this work or to purchase ABthrax if the Company meets the product requirements associated with this contract. In January 2009, the Company began delivery of the product to the U.S. Strategic National Stockpile and expects to complete delivery and recognize over $150,000 in revenue in 2009 and the remainder if the Company obtains licensure by FDA and HHS.
Other Collaborative and License Agreements
During 2007, the Company entered into a collaboration and license agreement with Aegera Therapeutics, Inc. (“Aegera”) of Montreal, Canada under which the Company acquired exclusive worldwide rights (excluding Japan) to develop and commercialize certain oncology molecules and related backup compounds to be chosen during a three-year research period. Under the agreement, the Company paid Aegera an aggregate of $20,000 for the license and for an equity investment in Aegera. The Company allocated $16,852 to the license fee and $3,148 to the investment. The value per share assigned to this investment was equal to the value per share obtained by Aegera through external financing earlier in 2007. Aegera will be entitled to receive up to $295,000 in future development and commercial milestone payments, including a $5,000 milestone payment made by the Company during the year ended December 31, 2008. The Company also paid Aegera $1,875 in 2008 for research services. Aegera will receive royalties on net sales in the Company’s territory. In North America, Aegera will have the option to co-promote with the Company, under which it will share certain expenses and profits in lieu of its royalties. At December 31, 2008 the Company continues to hold its investment in Aegera, valued at $2,587 based on year-end exchange rates.
In 1999, the Company entered into a collaborative agreement with CAT of Melbourn, United Kingdom to jointly pursue the development of fully human monoclonal antibody therapeutics. CAT will receive milestone payments from the Company in connection with the development of any such antibodies as well as royalty payments on the Company’s net sales of such licensed product following regulatory approval. In the event of the achievement of other milestones or successful product launch, the Company would be obligated to pay CAT additional compensation. Since 1999, the Company has exercised one option and made certain payments. In 2006, the Company incurred and subsequently paid a milestone obligation to CAT of $1,500 pursuant to the development of one product.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE D) — Collaborations and U.S. Government Agreement (continued)
In 2000, the Company entered into a second agreement with CAT. The 2000 agreement provides the Company with rights to use CAT technology to develop and sell an unlimited number of fully human antibodies for therapeutic and diagnostic purposes. The Company will pay CAT clinical development milestones and royalties based on product sales. Under this same agreement, the Company paid CAT $12,000 for research support and made an equity investment in CAT. Prior to 2006, the Company had sold a portion of its equity investment in CAT and in 2006, sold the remaining portion of its equity investment. Since 2000, the Company has exercised several options and made certain payments. No option or milestone payments were made in 2008, 2007 or 2006. During 2009, the Company expects to pay CAT approximately $8,865 in milestone and royalty payments associated with the sale of ABthrax to the U.S. Government.
(NOTE E) — Collaboration Receivables
Collaboration receivables of $24,880 includes $21,233 in unbilled receivables from Novartis and GSK in connection with the Company’s cost-sharing agreements, and other billed and unbilled receivables. The $21,233 in unbilled receivables relates to net cost reimbursements due for the three months ended December 31, 2008.
(NOTE F) — Property, Plant and Equipment
Property, plant and equipment are stated at cost and are summarized as follows:

	December 31,
	2008	2007
Building (Large-Scale Manufacturing Facility)	$204,151	$204,151
Laboratory and production equipment	88,226	82,836
Computer equipment and software	36,249	33,761
Land and improvements	30,521	30,521
Leasehold improvements	23,932	22,589
Furniture and office equipment	6,007	5,908
Construction-in-progress	3,793	3,419

	392,879	383,185
Less: accumulated depreciation and amortization	(118,564)	(98,788)

	$274,315	$284,397

Depreciation expense was $19,584, $20,347 and $18,099 for the years ended December 31, 2008, 2007 and 2006, respectively.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE G) — Other Assets
Other assets are comprised of the following:

	December 31,
	2008	2007
Deferred financing costs, net of accumulated amortization of $5,952 and $4,392, as of December 31, 2008 and 2007, respectively	$6,430	$7,990
Other assets	315	2,735

	$6,745	$10,725

Deferred financing costs were incurred in connection with the Company’s convertible subordinated debt offerings during 2005 and 2004. Debt issuance costs for the $417,597 of convertible subordinated debt outstanding as of December 31, 2008 amounted to approximately $12,382, representing primarily underwriting fees of approximately 3% of the gross amount of the convertible subordinated debt, and are being amortized on a straight-line basis to interest expense which approximates the effective interest method over the life of the convertible subordinated debt. See Note I, Long-Term Debt, for additional discussion of the Company’s convertible subordinated debt.
(NOTE H) — Accounts Payable and Accrued Expenses
Accounts payable and accrued expenses are comprised of the following:

	December 31,
	2008	2007
Clinical trial costs	$40,212	$46,848
Accrued expenses and fixed asset purchases	6,091	6,844
Professional fees	5,878	5,940
Accrued interest	3,253	3,244

	$55,434	$62,876

Accrued clinical trial costs consist primarily of investigator fees, contract research organization (“CRO”) services and laboratory costs, primarily associated with the Company’s Phase 3 studies.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE I) — Long-Term Debt
The adoption of FSP APB 14-1 impacted the carrying value of the Company’s 2 1/4% Convertible Subordinated Notes due October 2011 (“2 1/4% Notes due 2011”) and 2 1/4% Convertible Subordinated Notes due 2012 (“2 1/4% Notes due 2012”) for all periods presented (see Note T, Adoption of FSP APB 14-1). As a result of the adoption of FSP APB 14-1, the Company is amortizing the original debt discount of $174,930 over the term of the notes.
The components of long-term debt are as follows:

			December 31,
Debt	Interest Rate	Maturities	2008	2007
2 1/4% Notes due 2011	2.25%	October 2011	$239,247	$226,558
2 1/4% Notes due 2012	2.25%	August 2012	178,350	166,856

			417,597	393,414
BioMed lease financing	11.0%	May 2026	246,477	244,099

			664,074	637,513
Less current portion			—	—

			$664,074	$637,513

Annual maturities of all long-term debt (representing cash to be paid) are as follows:

2009	$—
2010	—
2011	280,000
2012	230,000
2013	—
2014 and thereafter	52,961

$562,961

The difference between the long-term debt of $664,074 and annual maturities of $562,961 is due to the accounting for the sale-leaseback of the LSM facility as a financing transaction and the debt discount. During 2006, the Company entered into a purchase and sale agreement with BioMed in connection with the Company’s Traville headquarters and LSM facilities. As more fully described in Note N, Facility-Related Exit Costs, the Company accounted for the sale-leaseback of certain facilities as a financing transaction. Payments due for the BioMed debt resulting from this financing are based upon an allocation of fair value of the properties included in the transaction. Aggregate lease financing payments, including interest, over the remaining seventeen year period are approximately $495,097, including an annual lease escalation of 2%. Interest expense associated with this debt is being calculated at approximately 11%, which approximated the Company’s incremental borrowing rate at the time of the agreement. For the first nine years of the leases, the payments are less than the amount of calculated interest expense, which results in an increase in the debt balance during this period, reaching $254,699 in 2015. Accordingly, the Company has classified the full amount of the debt outstanding as of December 31, 2008 as long-term. Beginning in 2015, the payments begin to reduce the debt balance and are reflected in the annual maturities shown herein. At the end of the twenty-year leases, the remaining debt will be approximately $201,737. The Company has the option to purchase the LSM facility between 2009 and 2010 at prices ranging between $254,900 and $269,500, depending upon when the Company exercises the option.
During 2004, the Company completed the private placement of $280,000 of 2 1/4% Notes due 2011, convertible into common stock at approximately $15.55 per share. Under FSP APB 14-1, $191,804 of the proceeds from the 2 1/4% Convertible Subordinated Notes due 2011 was allocated to long-term debt and $88,196 was allocated to equity based on the Company’s non-convertible borrowing rate in effect at the time the notes were issued. Debt issuance costs for the $280,000 of 2 1/4% Notes due 2011 amounted to approximately $5,924, which are being amortized on a straight-line basis, which approximates the effective interest method, over the life of the 2 1/4% Notes due 2011. Accumulated amortization of the debt issuance costs is approximately $3,596 and $2,750 as of December 31, 2008 and 2007, respectively. The 2 1/4% Notes due 2011 also

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE I) — Long-Term Debt (continued)
contain a provision for a “make-whole” premium to be paid by the Company to holders of the 2 1/4% Notes due 2011 in the event of certain changes in control that could occur during the life of the 2 1/4% Notes due 2011. The premium is payable in the form of cash, the Company’s common stock, or the same form of consideration used to pay for the shares of the Company’s common stock in connection with the transaction constituting the change in control. The premium declines over time and is based upon the price of the Company’s stock as of the effective date of the change in control. As of December 31, 2008, the maximum premium possible is approximately $55,720, or approximately 19.9% of the aggregate face value of 2 1/4% Notes due 2011 outstanding, in the event a qualified change in control occurs with a stock price of $16.00 per share at such date. If the stock price on the effective date of a change in control is less than $11.105 per share or greater than $55.00 per share, no premium will be paid.
During 2005, the Company completed the private placement of $230,000 of 2 1/4% Notes due 2012, convertible into common stock at approximately $17.78 per share. Under FSP APB 14-1, $143,266 of the proceeds from the 2 1/4% Convertible Subordinated Notes due 2012 was allocated to long-term debt and $86,734 was allocated to equity based on the Company’s non-convertible borrowing rate in effect at the time the notes were issued. Debt issuance costs for the $230,000 of 2 1/4% Notes due 2012 amounted to approximately $4,220, which are being amortized on a straight-line basis, which approximates the effective interest method, over the life of the 2 1/4% Notes due 2012. Accumulated amortization of the debt issuance costs is approximately $2,060 and $1,457 as of December 31, 2008 and 2007, respectively. The 2 1/4% Notes due 2012 also contain a provision for a “make-whole” premium to be paid by the Company to holders of the 2 1/4% Notes due 2012 in the event of certain changes in control that could occur during the life of the 2 1/4% Notes due 2012. The premium is payable in the form of the Company’s common stock by increasing the conversion rate to the holders of the notes who convert their notes. The premium, which is expressed as additional shares of common stock per one thousand dollars principal amount of notes, is based upon the price of the Company’s stock as of the effective date of the change in control. The maximum premium possible is approximately $38,333, or approximately 17% of the aggregate face value of 2 1/4% Notes due 2012 outstanding, in the event a qualified change in control occurs with a stock price of $14.82 per share at such date. If the stock price on the effective date of a change in control is less than $14.82 per share or greater than $100.00 per share, no premium will be paid.
The carrying amount and fair value of the Company’s long-term debt are as follows:

	December 31,
	2008		2007
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
2 1/4% Notes due 2011	$239,247	$86,800	$226,558	$266,000
2 1/4% Notes due 2012	178,350	57,500	166,856	198,950
BioMed lease financing	246,477	306,446	244,099	244,099

	$664,074	$450,746	$637,513	$709,049

     The components of the convertible subordinated debt are as follows:

	December 31, 2008
	Unamortized
Debt	Face Value	Debt Discount	Carrying Value
2 1/4% Notes due 2011	$280,000	$(40,753)	$239,247
2 1/4% Notes due 2012	230,000	(51,650)	178,350

	$510,000	$(92,403)	$417,597

	December 31, 2007
	Unamortized
Debt	Face Value	Debt Discount	Carrying Value
2 1/4% Notes due 2011	$280,000	$(53,442)	$226,558
2 1/4% Notes due 2012	230,000	(63,144)	166,856

	$510,000	$(116,586)	$393,414

In February 2009, the Company repurchased approximately $82,900 of the 2 1/4% Notes due 2011 and $23,300 of the 2 1/4% Notes due 2012 at an aggregate cost of approximately $50,000 plus accrued interest.
With respect to the Company’s convertible subordinated notes (the “Notes”), the Notes are unsecured obligations of the Company and rank junior in right of payment to the Company’s existing and future senior indebtedness. The Notes are not redeemable prior to maturity, but can be repurchased by the Company on the open market.
The indentures under which the Notes have been issued contain no financial covenants or any restriction on the payments of dividends, the incurrence of senior indebtedness, or other indebtedness, or the Company’s issuance or repurchase of securities. There are no sinking fund requirements with respect to the Notes.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE I) — Long-Term Debt (continued)
The Company is required to maintain restricted investments of at least $46,000, or $39,500 if in the form of cash, in order to satisfy the security deposit requirements of the BioMed lease financing. This lease financing contains no financial covenants or sinking fund requirements.
The fair value of the BioMed lease financing is determined using a discounted cash flow analysis and current rates for corporate debt having similar characteristics and companies with similar credit worthiness. The Company concluded that its incremental borrowing rate has increased, resulting in an increase in the fair value of the debt to $306,446.
(NOTE J) — Commitments and Other Matters
Leases
The Company leases office and laboratory premises and equipment pursuant to operating leases expiring at various dates through 2026. The leases contain various renewal and cancellation options. Minimum annual rentals are as follows:

	Gross
	Operating	Sublease	Net Operating
Year Ending December 31,	Leases	Income	Leases
2009	$21,495	$(4,555)	$16,940
2010	21,754	(4,646)	17,108
2011	22,011	(4,342)	17,669
2012	22,371	—	22,371
2013	22,739	—	22,739
2014 and thereafter	288,495	—	288,495

	$398,865	$(13,543)	$385,322

The gross operating lease commitment of $398,865 includes lease payments associated with the Company’s lease with BioMed for its Traville headquarters. As more fully described in Note N, Facility-Related Exit Costs, during 2006 the Company entered into a lease with BioMed for its Traville headquarters following the termination of the Company’s Traville lease with its former lessor. Based upon an allocation of fair value, the initial annual rent for Traville was approximately $16,653. The aggregate rental payments over the remaining lease term are approximately $360,886, including an annual escalation of 2%. The Company has an option to purchase the Traville facility in 2016 for $303,000. There are no financial covenants with respect to the BioMed lease.
As part of its agreement with BioMed, the Company agreed it would exercise purchase options with respect to certain equipment currently used at the Traville facility at the end of the applicable equipment lease terms. The equipment is subject to several operating leases with an unrelated party. During 2008, the Company exercised the purchase option with regard to certain leases at a cost of approximately $4,200, and will exercise the purchase option related to the remaining leases in 2009 at an estimated cost of $5,200. The Company will transfer ownership of this facility-related equipment to BioMed at the earlier of the end of the Traville lease term or certain other pre-specified events.
The Company has entered into two long-term leases with the Maryland Economic Development Corporation (“MEDCO”) expiring January 1, 2019 for a small-scale manufacturing facility aggregating 127,000 square feet and built to the Company’s specifications. The Company has accounted for these leases as operating leases. The facility was financed primarily through a combination of bonds issued by MEDCO (“MEDCO Bonds”) and loans issued to MEDCO by certain State of Maryland agencies. The Company has no equity interest in MEDCO.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE J) — Commitments and Other Matters (continued)
Leases (continued)
Rent is based upon MEDCO’s debt service obligations and annual base rent under the leases currently is approximately $3,765. The MEDCO Bonds are secured by letters of credit issued for the account of MEDCO which expire in December 2009. MEDCO’s debt service obligations may be affected by prevailing interest rate and credit conditions in 2009, which could in turn affect the Company’s rent and the level of the Company’s restricted investments. The Company has restricted investments of approximately $15,700 and $15,000 as of December 31, 2008 and 2007, respectively, associated with these leases which serve as additional security for the MEDCO letters of credit reimbursement obligation. Upon default or early lease termination or in the event the letters of credit will not be renewed, the MEDCO Bond indenture trustee can draw upon the letters of credit to pay the MEDCO Bonds as they are tendered. In such an event, the Company could lose part or all of its restricted investments and could record a charge to earnings for a corresponding amount. Alternatively, the Company has an option during or at the end of the lease term to purchase this facility for an aggregate amount that declines from approximately $38,000 in 2009 to approximately $21,000 in 2019. The lease agreements contain covenants with respect to tangible net worth, cash and cash equivalents and investment securities, restrictions on dividends, as well as other covenants. During 2007 the Company increased its restricted investments to $15,000 as an alternative compliance action with respect to the tangible net worth covenant contained in the lease agreements. The Company has complied with all debt covenants as of December 31, 2008.
See Note C, Investments, for additional discussion of the Company’s restricted investments.
During 2007, the Company entered into an agreement to sublease a portion of its headquarters facility to MedImmune, Inc. (“MedImmune”), now a wholly-owned subsidiary of AstraZeneca, Inc. The terms of the sublease include an initial term ending in 2011 and an option period exercisable by the subtenant to extend the sublease for one, two or three additional years. Sublease income for the remaining initial term is approximately $4,555, $4,646 and $4,342 for 2009, 2010 and 2011, respectively.
The Company’s leases for office and laboratory space provide for certain rent escalations on each anniversary of the lease commencement date. For financial reporting purposes, rent expense is charged to operations on a straight-line basis over the term of the lease, resulting in a liability for deferred rent of $6,718 and $4,734 at December 31, 2008 and 2007, respectively.
The Company’s lease agreement with its former Traville lessor, Wachovia Development Corporation (“WDC”), contained a residual value guarantee of 87.75% of the total financed cost at lease termination. Based upon the results of an appraisal conducted in connection with the BioMed transaction, the Company accounted for $15,000 of the $200,000 paid in 2006 by BioMed to the former lessor in connection with the Company’s exercise of its purchase option under the former lease as a residual value guarantee payment, which is included in Lease termination and restructuring charges (credits) on the consolidated statements of operations.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE J) — Commitments and Other Matters (continued)
Leases (continued)
In accordance with the provisions of FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of the Indebtedness of Others, the Company had recorded the estimated fair market value of the maximum residual value guarantee of the Traville lease during 2003. The Company estimated the fair market value of the guarantee as approximately $4,380 and had been amortizing this amount on a straight-line basis over the term of the lease. As of the date of the WDC lease termination in 2006, the Company wrote off the unamortized amount of approximately $2,533.
The Company has entered into various sale-leaseback transactions resulting in equipment leases with rental and buy-out payments, with initial terms ranging from five to seven years. The Company may purchase the equipment at the end of the initial term at the greater of fair market value or 20% of original cost or extend the term of the lease for an additional twelve to nineteen months. The Company has accounted for these leases as operating leases. Under the leases, the Company must maintain minimum levels of unrestricted cash, cash equivalents and marketable securities and minimum levels of net worth. During 2007, the Company amended certain of these leases to eliminate the minimum net worth covenant and adjust the minimum levels of unrestricted cash, cash equivalents and marketable securities required under the leases. The Company also pledged collateral of approximately $7,585 to one of the lessors to satisfy the minimum net worth covenant associated with certain leases. During 2008, approximately $4,877 of this additional collateral was released, as the lease terms of the related leases expired and the Company exercised its purchase option. The remaining collateral is included in restricted investments on the consolidated balance sheets.
Rent expense aggregated $27,588, $29,461 and $29,724 for the years ended December 31, 2008, 2007 and 2006, respectively.
Capital Expenditures
At December 31, 2008 the Company had commitments for capital expenditures, consisting primarily of manufacturing and laboratory equipment, of approximately $7,134.
401(k) Plan
The Company has adopted a 401(k) pension plan available to eligible full-time employees. Participating employees may contribute up to 100% of their total eligible compensation to the plan, subject to Internal Revenue Service limitations. The Company currently matches a portion of the employee contributions. The Company contribution was $1,945, $1,740 and $1,365 for the years ended December 31, 2008, 2007 and 2006, respectively.
Contingent Liabilities
In the normal course of business, the Company is periodically subject to various tax audits. The Company accrued approximately $400 with respect to non-income tax related audits as of December 31, 2007. During 2008, the Company paid approximately $300 to resolve its open audits and has no accrual related to these audits as of December 31, 2008.
The Company is party to various claims and legal proceedings from time to time. The Company is not aware of any legal proceedings that it believes could have, individually or in the aggregate, a material adverse effect on its results of operations, financial condition or liquidity.
During 2008, the Company settled certain patent proceedings which resulted in an aggregate charge of approximately $2,200 to general and administrative expenses.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE K) — Stockholders’ Equity
Stock-based Compensation Plans
The Company has two stock-based compensation plans as described below. The following is a summary of the stock-based compensation expense that has been recorded in the consolidated statements of operations for the years ended December 31, 2008, 2007 and 2006, respectively:

	Year Ended December 31,
	2008	2007	2006
Employee stock option and employee stock purchase plan compensation expense	$17,630	$20,691	$26,095
Restricted stock awards	316	530	511
Restricted stock units	647	470	—

Total	$18,593	$21,691	$26,606

No income tax benefit was recognized in the income statement for stock-based compensation for the years presented as realization of such benefits was not more likely than not.
Stock Incentive Plan
The Company has an Incentive Plan under which options to purchase new shares of the Company’s common stock may be granted to employees, consultants and directors at an exercise price no less than the quoted market value on the date of grant. The Incentive Plan also provides for awards in the form of stock appreciation rights, restricted (non-vested) or unrestricted stock awards, stock-equivalent units or performance-based stock awards. The Company issues both qualified and non-qualified options under the Incentive Plan. The vesting period of the options is determined by the Board of Directors and is generally four years. Upon acquisition by a person, or group of persons, of more than 50% of the Company’s outstanding common stock, outstanding options shall immediately vest in full and be exercisable. The Company recognizes compensation expense for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award. All options expire after ten years or earlier from the date of grant.
At December 31, 2008, the total authorized number of shares under the Incentive Plan, including prior plans, was 53,228,746. Options available for future grant were 7,106,184 as of December 31, 2008.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE K) — Stockholders’ Equity (continued)
Stock-based Compensation Plans (continued)
Stock Incentive Plan (continued)
A summary of stock option activity for the year ended December 31, 2008 is as follows:

		Weighted-	Weighted-Average
		Average	Remaining	Aggregate
		Exercise	Contractual Term	Intrinsic
	Shares	Price	(years)	Value(1)
Outstanding at January 1, 2008	28,121,529	$17.44	5.47
Granted	4,563,966	5.31
Exercised	(364,236)	9.45		$720
Forfeited	(477,114)	9.22
Expired	(3,470,994)	20.12

Outstanding at December 31, 2008	28,373,151	15.40	5.71	27

Vested or expected to vest at December 31, 2008	27,264,831	15.71	4.18	23

Exercisable at December 31, 2008	20,971,979	18.04	4.69

(1)	Aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of the Company’s stock on December 31, 2008, or for exercised options, the exercise date.
The following table summarizes information about stock options outstanding at December 31, 2008:

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number	Contractual Life	Exercise	Number	Exercise
Range of Exercise Price	Outstanding	(In Years)	Price	Exercisable	Price
$1.31 to $10.00	7,254,070	7.51	$6.79	3,092,722	$8.33
$10.01 to $12.50	10,877,073	6.69	11.07	7,861,521	11.20
$12.51 to $15.00	5,031,623	4.93	12.79	4,809,707	12.78
$15.01 to $20.00	795,165	3.51	17.14	792,809	17.15
$20.01 to $86.19	4,415,220	1.59	42.91	4,415,220	42.91

	28,373,151	5.71	15.40	20,971,979	18.04

During 2004, the Company modified the stock option agreements for certain key officers by extending the standard post-employment exercise period and, for one former key officer, also extending vesting beyond the date of termination. In the event any of the key officers’ employment is terminated under certain circumstances, the key officer could receive the benefit of the modification provision and the Company would record an aggregate compensation charge of up to $729 for any modified options still outstanding as of the date of termination. No compensation charge has been recorded as of December 31, 2008 for the remaining key officers because they are still employees of the Company as of this date and the Company is unable to estimate whether any of these key officers will ultimately obtain any benefit from this modification.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE K) — Stockholders’ Equity (continued)
Stock-based Compensation Plans (continued)
Stock Incentive Plan (continued)
During the years ended December 31, 2008, 2007 and 2006, the Company issued 364,236, 968,501 and 2,634,029 shares of common stock, respectively, in conjunction with stock option exercises. The Company received cash proceeds from the exercise of these stock options of approximately $3,443, $7,149 and $22,573, respectively, for the years ended December 31, 2008, 2007 and 2006.
As of December 31, 2008, total unrecognized compensation cost related to stock options amounted to $25,587, which is expected to be recognized over a weighted-average period of 2.5 years as the options vest. There were non-vested stock options outstanding for 7,401,172 shares at December 31, 2008.
The total intrinsic value of stock options exercised during the years ended December 31, 2008, 2007 and 2006 was approximately $720, $3,244 and $9,111 respectively. The total fair value of stock options which vested during the years ended December 31, 2008, 2007 and 2006 was approximately $17,078, $21,420 and $28,419 respectively. The weighted-average grant-date fair value of stock options granted during the years ended December 31, 2008, 2007 and 2006 was $2.25, $4.55 and $4.99 per share, respectively.
The fair values of employee stock options granted during the years ended December 31, 2008, 2007 and 2006 were determined based on the Black-Scholes-Merton option-pricing model using the following range of assumptions:

	Years Ended December 31,
	2008	2007	2006
Expected life:

Stock options	5.4 years	5.0 years	4.9 years

Employee stock purchase plan rights	1.0 years	1.0 years	1.0 years

Interest rate	1.2% - 3.6%	3.4% - 4.9%	4.3% - 5.1%

Volatility	41.9% - 57.3%	40.3% - 48.0%	38.0% - 48.0%

Dividend yield	0%	0%	0%
An explanation of the above assumptions is as follows:
Expected Life of Stock-based Awards — The expected life of stock-based awards is the period of time for which the stock-based award is expected to be outstanding. This estimate is based on historical exercise data.
Interest Rate — The risk-free rate over the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.
Volatility — Volatility is a measure of the amount by which a financial variable such as a share price has fluctuated (historical volatility) or is expected to fluctuate (implied volatility) during a period. The Company uses the implied volatility of its traded convertible notes as the sole basis for its expected volatility. The weighted average volatility used was 43.7%, 43.9% and 44.4% for 2008, 2007 and 2006, respectively.
Dividend Yield — The Company has never declared or paid dividends and has no plans to do so in the foreseeable future.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE K) — Stockholders’ Equity (continued)
Stock-based Compensation Plans (continued)
Stock Incentive Plan (continued)
Restricted Stock
Under the Incentive Plan, the Company has granted both restricted stock awards and restricted stock units (“RSUs”). Beginning in 2007, employees of the Company could elect to receive RSUs in lieu of a portion of their stock option grants. RSUs have service conditions and vest ratably on an annual basis over a four-year period. During 2008, the Company awarded 78,608 RSUs at a weighted-average grant date fair value of $4.92 per share. During 2008, 36,500 previously granted restricted stock awards vested and the remaining 48,000 were cancelled. The Company incurred $963, $1,000 and $511 of compensation expense for the years ended December 31, 2008, 2007 and 2006, respectively, related to both RSUs and restricted stock awards.
A summary of the status of the Company’s restricted stock as of December 31, 2008 and changes during the year ended December 31, 2008, is presented below:

		Weighted-Average
	Shares	Grant-Date Fair Value
Restricted stock at January 1, 2008	324,987	$11.21
Granted	78,608	4.92
Vested	(96,204)	11.61
Forfeited	(69,415)	11.56

Restricted stock at December 31, 2008	237,976	8.87

Expected to vest at December 31, 2008	207,039	8.87

Stock-based compensation expense under SFAS No. 123(R) for the years ended December 31, 2008, 2007 and 2006 is not necessarily representative of the level of stock-based compensation expense under SFAS No. 123(R) in future years due to, among other things, (1) the vesting period of the stock-based compensation and (2) the number and fair value of additional stock-based grants in future years.
Employee Stock Purchase Plan
In 2000, the Company’s stockholders approved the establishment of an Employee Stock Purchase Plan (the “Purchase Plan”) registering 500,000 shares of $0.01 par value common stock for issuance under this plan. During 2007, the Company’s stockholders approved the adoption of an amended and restated Purchase Plan, under which 500,000 additional shares of common stock were made available for purchase. In December 2008 the Board of Directors approved an amendment to the Purchase Plan to increase the number of shares available by 1,000,000 shares, subject to stockholder approval at the 2009 Annual Meeting. Under the Purchase Plan, eligible employees may purchase shares of common stock on certain dates and at certain prices as set forth in the plan. The common stock is purchased under the Purchase Plan at a discounted rate, currently at 15%, which results in this plan qualifying as compensatory. The first purchase period for the Purchase Plan began January 1, 2001. During the year ended December 31, 2008, the Company issued 356,011 shares of common stock pursuant to the Purchase Plan and recorded compensation cost of approximately $300. The weighted-average fair value of the employee stock purchase plan rights granted during 2008, 2007 and 2006 was $0.84, $2.19 and $1.98 per share, respectively. Common stock reserved for future employee purchase under the Purchase Plan aggregated 44,559 shares as of December 31, 2008. There are no other investment options for participants.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE L) — Preferred Share Purchase Rights
On May 20, 1998, the Company adopted a Shareholder Rights Plan, which provided for the issuance of rights to purchase shares of Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company. Under the Shareholder Rights Plan, the Company distributed one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 (the “Common Shares”), of the Company. The Rights were distributed on June 26, 1998 to stockholders of record on May 27, 1998. The Rights expired on May 20, 2008.
(NOTE M) — Income Taxes
The Company provides for income taxes using the liability method. The difference between the tax provision and the amount that would be computed by applying the statutory Federal income tax rate to income before taxes is attributable to the following:

	Year Ended December 31,
	2008	2007	2006
Federal income tax provision at 34%	$(91,416)	$(96,693)	$(89,790)
Change in state income tax rate	—	(14,798)	—
State taxes, net of federal tax benefit	(14,161)	(12,652)	(11,637)
Tax credits, principally for research and development	(3,500)	(2,911)	(7,305)
Stock option deduction for which no book benefit is available	—	—	—
Other	3,447	3,585	4,146
Increase in valuation allowance on deferred tax asset	105,630	123,469	104,586

	$—	$—	$—

The increase in valuation allowance as reported above excludes the change in valuation allowance associated with the net deferred tax asset recorded in connection with the net unrealized (gains) losses on investments, as such amounts are recorded as a component of other comprehensive loss.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE M) — Income Taxes (continued)
Temporary differences and carryforwards that give rise to a significant portion of deferred tax assets and liabilities are as follows:

	Current	Long-Term
	Asset	Asset/(Liability)
December 31, 2008
Net operating loss carryforward	$—	$768,037
Research and development and other tax credit carryforwards	—	33,469
Capital loss carryforward	—	289
Deferred revenue	17,256	11,661
Facility exit charge	—	4,518
Net unrealized losses on investments	—	1,805
Intangible assets	394	4,996
Equity based compensation	—	11,864
Depreciation	—	8,352
Unamortized debt discount	—	(36,448)
Reserves and accruals	7,964	10,555
Other	—	296

	25,614	819,394
Less valuation allowance	(25,614)	(819,394)

	$—	$—

	Current	Long-Term
	Asset	Asset/(Liability)
December 31, 2007
Net operating loss carryforward	$—	$651,745
Research and development and other tax credit carryforwards	—	30,218
Capital loss carryforward	—	13,528
Deferred revenue	17,837	28,814
Facility exit charge	—	5,067
Net unrealized gains on investments	—	(1,205)
Intangible assets	394	5,391
Equity based compensation	—	8,700
Depreciation	—	5,189
Unamortized debt discount	—	(45,980)
Reserves and accruals	2,857	11,984
Other	—	1,999

	21,088	715,450
Less valuation allowance	(21,088)	(715,450)

	$—	$—

The Company recognized a valuation allowance to the full extent of its deferred tax assets since the likelihood of realization of the benefit cannot be determined.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE M) — Income Taxes (continued)
Provision for income taxes is comprised of the following:

Year Ended December 31,
	2008	2007	2006
Current:
Federal	$—	$—	$—
State	—	—	—
Foreign taxes	—	—	—
Deferred	—	—	—

	$—	$—	$—

The Company has available tax credit carryforwards of approximately $33,469 which expire, if unused, from the year 2009 through the year 2028. The Company has net operating loss (“NOL”) carryforwards for federal income tax purposes of approximately $1,953,323 which expire, if unused, from the year 2009 through the year 2028. The Company’s ability to utilize these NOLs may be limited under Internal Revenue Code Section 382. The tax benefit of approximately $249,049 of NOLs related to stock options will be credited to equity when the benefit is realized through utilization of the NOL carryforwards.
The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (“FIN 48”), on January 1, 2007. The Company had no unrecognized tax benefits as of January 1, 2007 and provides a full valuation allowance on the net deferred tax asset recognized in the consolidated financial statements. As a result, the adoption of FIN 48 effective January 1, 2007 had no effect on the Company’s financial position as of such date, or on net operating losses available to offset future taxable income.
The Company recognizes interest and penalties related to uncertain tax positions, if any, in income tax expense. As of December 31, 2008 and 2007, the Company did not accrue any interest related to uncertain tax positions. The Company’s income taxes have not been subject to examination by any tax jurisdictions since its inception. Accordingly, all income tax returns filed by the Company are subject to examination by the taxing jurisdictions.
A reconciliation of the beginning and ending amount of gross unrecognized tax benefits is as follows:

	2008	2007
Balance as of January 1	$29,611	$28,641
Gross increases (decreases) related to prior year tax positions	(496)	—
Gross increases related to current year tax positions	1,167	970

Balance as of December 31	$30,282	$29,611

The Company believes that any of its uncertain tax positions would not result in adjustments to its effective income tax rate because likely corresponding adjustments to deferred tax assets would be offset by adjustments to recorded valuation allowances.
(NOTE N) — Facility-Related Exit Costs
During 2006, the Company entered into and completed a purchase and sale agreement of its Traville headquarters and related land and LSM facility with BioMed. Under the terms of this agreement, BioMed paid the Company $225,000 for the Traville land, representing developed and undeveloped land, and the LSM facility, and BioMed paid WDC $200,000 for the Traville facility. The Company obtained an appraisal of these assets in order to properly determine the consideration received as well as to allocate the Company’s future lease payments due to BioMed under a sale-leaseback arrangement.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE N) — Facility-Related Exit Costs (continued)
With respect to the Traville facility, the Company exercised its option under its lease with WDC to acquire the Traville facility for a fixed price of $200,000 and the Company assigned that option to BioMed Realty, LP, a wholly-owned BioMed subsidiary. BioMed paid WDC $200,000 to purchase the Traville facility, at which time WDC terminated its lease with the Company, including its residual value guarantee and released the Company’s restricted investments of approximately $204,500 that served as collateral under the lease. The Company recorded a non-cash lease termination expense of $15,000, which represented the difference between the $200,000 obligation BioMed paid to WDC and the facility’s appraised fair value of $185,000. This expense, along with transaction costs of approximately $1,840, aggregating $16,840 is included in the lease termination and restructuring charges (credits) in the consolidated statement of operations for the year ended December 31, 2006.
See Note I, Long-term Debt and Note J, Commitments and Other Matters, for additional discussion.
During 2007, the Company entered into an agreement to sublease a portion of its headquarters facility to MedImmune. The terms of the sublease include an initial term ending in 2011 and an option period exercisable by the subtenant to extend the sublease for one, two or three additional years. The Company exited this space in 2006 and recorded a charge of $9,156, net of estimated sublease income, pursuant to SFAS No. 146, Accounting for Costs Associated with Exit Or Disposal Activities. The charge of $9,156 represented the present value of the excess of future payments for the portion of the facility over estimated sublease income and an impairment charge on certain fixed assets and leasehold improvements. The impairment charge was based on the net book value, which approximated fair value, of the assets and leasehold improvements at the time the Company exited the space. Upon execution of the sublease in 2007, no adjustment to the 2006 estimates of lease termination charges was required as the sublease income approximated the initial estimated sublease income.
In 2006, the Company consolidated certain of its operations from a laboratory building to its Traville headquarters space and the LSM and subleased the laboratory building. In conjunction with this exit, the Company recorded a charge of $3,514 relating to the estimated sublease loss and an impairment charge on certain fixed assets and leasehold improvements relating to this space. The impairment charge was based on the net book value, which approximated fair value, of the assets and leasehold improvements at the time the Company exited the space. During 2007, the Company purchased the building from the landlord and subsequently sold it to BioMed. In conjunction with this purchase and sale, the Company reversed the remaining accrual related to its exit from the building of $1,969 and recognized a net gain on the purchase and sale of $1,704. The total gain of $3,673 is reflected as Lease termination and restructuring charges (credits) in the consolidated statement of operations.
The Company reviews its estimated exit cost accrual on an ongoing basis.
The following table summarizes the activity related to the liability for exit charges for the year ended December 31, 2008, all of which is facilities-related:

Balance as of January 1, 2008	$6,644
Accretion recorded	466

Subtotal	7,110
Cash paid	(2,083)

Balance as of December 31, 2008	5,027
Less current portion	(2,952)

$2,075

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE O) — Fair Value Measurements
Effective January 1, 2008, the Company adopted SFAS No. 157 for financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This standard does not apply to measurements related to share-based payments.
SFAS No. 157 discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:
Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs that reflect the reporting entity’s own assumptions.
Active markets are those in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Inactive markets are those in which there are few transactions for the asset, prices are not current, or price quotations vary substantially either over time or among market makers, or in which little information is released publicly. With regard to the Company’s financial assets subject to fair value measurements, the Company believes that all of the assets it holds are actively traded because there is sufficient frequency and volume to obtain pricing information on an ongoing basis.
The Company’s financial assets subject to fair value measurements and the related fair value hierarchy are as follows:

	Fair Value	Fair Value Measurements as of December 31, 2008
	as of	Using Fair Value Hierarchy
Description	December 31, 2008	Level 1	Level 2	Level 3
Cash and cash equivalents	$15,248	$15,248	$—	$—
Short-term investments	22,691	782	21,909	—
Marketable securities	265,640	16,063	249,577	—
Long-term equity investment	19	19	—	—
Restricted investments	69,360	11,912	57,448	—

Total	$372,958	$44,024	$328,934	$—

The Company evaluates the types of securities in its investment portfolios to determine the proper classification in the fair value hierarchy based on trading activity and the observability of market inputs. The Company’s Level 1 assets include cash, money market instruments and U.S. Treasury securities. Level 2 assets include government-sponsored enterprise securities, commercial paper, corporate bonds, asset-backed securities, and mortgage-backed securities. The Company’s privately-held equity investment is carried at cost and is not included in the table above, and is reviewed for impairment at each reporting date.
The Company generally obtains a single quote or price per instrument from independent third parties to help it determine the fair value of securities in Level 1 and Level 2 of the fair value hierarchy. The Company’s Level 1 cash and money market instruments are valued based on quoted prices from third parties, and the Company’s Level 1 U.S. Treasury securities are valued based on broker quotes. The Company’s Level 2 assets are valued using a multi-dimensional pricing model that includes a variety of inputs including actual trade data, benchmark yield data, non-binding broker/dealer quotes, issuer spread data, monthly payment information, collateral performance and other reference information. These are all observable inputs. The Company reviews the values generated by the multi-dimensional pricing model for reasonableness, which could include reviewing other publicly available information.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE O) — Fair Value Measurements (continued)
The Company does not hold auction rate securities, loans held for sale, mortgage-backed securities backed by sub-prime or Alt-A collateral or any other investments which require the Company to determine fair value using a discounted cash flow approach. Therefore, the Company does not need to adjust its analysis or change its assumptions specifically to factor illiquidity in the markets into its fair values.
The fair value of the Company’s convertible debt is based on quoted market prices. The quoted market price of the Company’s convertible debt is approximately $144,000 as of December 31, 2008. The Company evaluated its incremental borrowing rate as of December 31, 2008 based on the current interest rate environment and the Company’s credit risk. The fair value of the BioMed lease financing is $306,446 as of December 31, 2008, based on a discounted cash flow analysis and current rates for corporate debt having similar characteristics and companies with similar credit worthiness.
(NOTE P) Teva Biopharmaceuticals USA, Inc. (formerly CoGenesys)
In 2008, Teva acquired all of the outstanding stock of CoGenesys, which became Teva Bio. CoGenesys had been a division of the Company until 2006, when the Company completed the sale of assets and concurrently entered into a license agreement and manufacturing services agreement.
As consideration for the assets conveyed, liabilities assumed and intellectual property licensed, the Company obtained equity in CoGenesys valued at $10,000 and additional equity valued at $4,818 as reimbursement for CoGenesys expenditures paid by the Company during the five months ended May 31, 2006. The Company received preferred stock, representing approximately a 14% equity interest (13% on a fully-diluted basis) in CoGenesys. The value per share assigned to this investment was equal to the value per share simultaneously obtained by CoGenesys through external funding. The Company sold assets having a net book value which approximated fair value of $3,032 and recorded no gain or loss on the sale, and CoGenesys assumed liabilities totaling $607. The residual consideration of $7,575 was allocated to the intellectual property license and manufacturing services agreement and is being recognized ratably over the term of the manufacturing services agreement, as amended. The Company recorded the CoGenesys cost reimbursement of $4,818 as a reduction of research and development expenses for the year ended December 31, 2006.
The license agreement, as amended, provides the Company with various milestone and royalty rights on certain products and the option to reestablish development rights to certain licensed products as well as the option to have Teva Bio conduct drug development activities on the Company’s behalf. Teva Bio can obtain additional product rights by extending the initial seven-year research term upon the payment of additional consideration.
As a result of Teva’s acquisition of CoGenesys in 2008, the Company received $47,336 as partial payment for its equity investment in CoGenesys. The terms of the agreement between Teva and CoGenesys required an escrow account be established for 10% of the purchase price as security for CoGenesys’ representations, warranties, and covenants. Because the Company had no information concerning the likelihood of the terms of the escrow agreement being satisfied, the Company did not include any potential proceeds from escrow in the calculation of the gain on the sale of its investment in 2008. Subsequent to December 31, 2008, the Company received approximately $5,260 from the escrow account, which will be recorded as a gain in 2009.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE Q) — Net Loss Per Share
The following table sets forth the computation of basic and diluted net loss per share:

	Year Ended December 31,
	2008	2007	2006
Numerator:
Net loss	$(268,891)	$(284,371)	$(264,087)

Denominator:
Denominator for basic and diluted earnings per share — weighted-average shares	135,406,642	134,333,418	131,815,414

Net loss per share, basic and diluted:

Net loss per share	$(1.99)	$(2.12)	$(2.00)

Common stock issued in connection with the Company’s Purchase Plan and through exercised options granted pursuant to the Incentive Plan are included in the Company’s weighted average share balance based upon the issuance date of the related shares. As of December 31, 2008, 2007 and 2006, the Company had 28,373,151, 28,121,529 and 26,836,107, respectively, stock options outstanding. As of December 31, 2008, 2007 and 2006, the Company had 30,942,877 of shares issuable upon the conversion of the Company’s convertible subordinated debt.
(NOTE R) — Related Parties
Prior to the sale of its equity investment, the Company’s 14% equity investment in CoGenesys made it a related party of the Company. For the years ended December 31, 2007 and 2006, the Company recognized revenue of $2,803 and $1,910, respectively, under the 2006 license agreement and manufacturing services agreement with CoGenesys. During the year ended December 31, 2006, the Company recorded a reduction in research and development expenses of $4,818 for expenses reimbursed by CoGenesys. Effective February 2008, CoGenesys is no longer a related party of the Company, as a result of the Teva acquisition of all the outstanding shares of CoGenesys.
The Company owns approximately one percent of VIA Pharmaceuticals, Inc. (“VIA”). During 2007, the Company and VIA mutually terminated a 1997 License Agreement between the parties. Accordingly, the Company no longer deems VIA to be a related party.
Effective with the sale of the Company’s remaining investment in CAT in 2006, CAT is no longer a related party. While deemed a related party in 2006, the Company expensed $600 for research support costs paid to CAT in connection with a 2000 collaboration agreement.
The Company had no other material related party transactions during 2008, 2007 or 2006.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE S) — Quarterly Financial Information (unaudited)
Quarterly financial information for 2008 and 2007 is presented in the following tables:

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
2008
Revenue	$12,275	$11,567	$11,674	$12,906
Income (loss) from operations	(76,427)	(70,357)	(58,310)	(50,606)
Net income (loss)	(52,719)	(80,107)	(74,181)	(61,884)
Net income (loss) per share, basic and diluted	(0.39)	(0.59)	(0.55)	(0.46)

2007
Revenue	$9,262	$9,007	$11,056	$12,526
Income (loss) from operations	(50,023)	(50,001)	(65,571)	(91,048)
Net income (loss)	(56,335)	(56,679)	(72,806)	(98,551)
Net income (loss) per share, basic and diluted	(0.42)	(0.42)	(0.54)	(0.74)
The Company’s results for the first quarter of 2008 include a gain on the sale of an equity investment of $32,518, or $0.24 per share.
The Company’s results for the third quarter of 2008 include a charge for impaired investments of $6,049, or $0.04 per share.
The Company’s results for the second quarter of 2007 include $3,673, or $0.03 per share, for lease termination and restructuring credits.
The Company’s results for the fourth quarter of 2007 include expense of $16,852, or $0.13 per share, for the collaboration and license agreement with Aegera.
(NOTE T) — Adoption of FSP APB 14-1
In 2008, the FASB issued FSP APB 14-1, which requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer’s non-convertible debt borrowing rate. The resulting debt discount is being amortized over the period the convertible debt is expected to be outstanding as non-cash interest expense.
The Company adopted FSP APB 14-1 effective January 1, 2009 and retrospectively applied FSP APB 14-1 to all periods presented. As a result of the adoption, the Company recorded a debt discount of $174,930 with an offsetting increase to stockholder’s equity (deficit) at the issue date of the 2 1/4% Notes due 2011 and the 2 1/4% Notes due 2012. The debt discount is being amortized to interest expense over the term of the convertible notes. The Company recorded an increase in additional paid-in capital of $169,052 and an increase in accumulated deficit of $5,768 as of January 1, 2006. In accordance with FSP APB 14-1, the Company is adjusting its 2006, 2007 and 2008 consolidated financial statements.

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE T) — Adoption of FSP APB 14-1 (continued)
The table below sets forth the effect of the retrospective application of FSP APB 14-1 on the applicable line items within the consolidated balance sheets:

	As of December 31, 2008
	As previously
	reported	Adjustments	As adjusted
Property, plant and equipment (net of accumulated depreciation and amortization)	$259,269	$15,046	$274,315
Other assets	9,123	(2,378)	6,745
Convertible subordinated debt	510,000	(92,403)	417,597
Additional paid-in capital	1,889,502	169,652	2,059,154
Accumulated deficit	(2,127,744)	(64,581)	(2,192,325)

	As of December 31, 2007
	As previously
	reported	Adjustments	As adjusted
Property, plant and equipment (net of accumulated depreciation and amortization)	$268,804	$15,593	$284,397
Other assets	13,857	(3,132)	10,725
Convertible subordinated debt	510,000	(116,586)	393,414
Additional paid-in capital	1,866,426	169,652	2,036,078
Accumulated deficit	(1,882,829)	(40,605)	(1,923,434)
The table below sets forth the effect of the retrospective application of FSP APB 14-1 on the applicable line items within the consolidated statements of operations:

	Year Ended December 31, 2008
	As previously
	reported	Adjustments	As adjusted
Research and development expenses	$242,710	$547	$243,257
Income (loss) from operations	(255,153)	(547)	(255,700)
Interest expense	(39,483)	(23,429)	(62,912)
Net income (loss)	(244,915)	(23,976)	(268,891)

Basic and diluted net income (loss) per share	$(1.81)	$(0.18)	$(1.99)

	Year Ended December 31, 2007
	As previously
	reported	Adjustments	As adjusted
Research and development expenses	$245,745	$548	$246,293
Income (loss) from operations	(256,095)	(548)	(256,643)
Interest expense	(39,341)	(21,375)	(60,716)
Net income (loss)	(262,448)	(21,923)	(284,371)

Basic and diluted net income (loss) per share	$(1.95)	$(0.17)	$(2.12)

HUMAN GENOME SCIENCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
(NOTE T) — Adoption of FSP APB 14-1 (continued)

	Year Ended December 31, 2006
	As previously
	reported	Adjustments	As adjusted
Research and development expenses	$209,242	$273	$209,515
Income (loss) from operations	(266,098)	(273)	(266,371)
Interest expense	(26,965)	(12,641)	(39,606)
Net income (loss)	(251,173)	(12,914)	(264,087)

Basic and diluted net income (loss) per share	$(1.91)	$(0.09)	$(2.00)
The table below sets forth the effect of the retroactive application of FSP APB 14-1 on the applicable line items within the consolidated statements of cash flows:

	Year Ended December 31, 2008
	As previously
	reported	Adjustments	As adjusted
Net Income (loss)	$(244,915)	$(23,976)	$(268,891)
Depreciation and amortization	21,350	(207)	21,143
Amortization of debt discount	—	24,183	24,183

	Year Ended December 31, 2007
	As previously
	reported	Adjustments	As adjusted
Net Income (loss)	$(262,448)	$(21,923)	$(284,371)
Depreciation and amortization	22,114	(207)	21,907
Amortization of debt discount	—	22,130	22,130

	Year Ended December 31, 2006
	As previously
	reported	Adjustments	As adjusted
Net Income (loss)	$(251,173)	$(12,914)	$(264,087)
Depreciation and amortization	20,105	(480)	19,625
Amortization of debt discount	—	20,251	20,251
Capitalized interest	(2,527)	(6,857)	(9,384)